8(1)                        Consent of Foley & Lardner

                                   CONSENT OF
                                 FOLEY & LARDNER




We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 7 to the Form S-6 Registration Statement of Glenbrook Variable Life Separate Account A (File No. 333-02581).



                                          /s/    Foley & Lardner
                                                 FOLEY & LARDNER

Washington, D.C.
April 17, 2001

8(2)                        Independent Auditors' Consent



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 333-02581 of Glenbrook Life Variable Life Separate Account A of Glenbrook Life and Annuity Company on Form S-6 of our report dated February 23, 2001 relating to the financial statements and the related financial statement schedule of Glenbrook Life and Annuity Company, and our report dated March 16, 2001 relating to the financial statements of Glenbrook Life Variable Life Separate Account A, included in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 16, 2001